Exhibit 10.6

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2012 EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED SHARE UNIT AWARD AGREEMENT

WHEREAS, Willis Group Holdings Public Limited Company and any successor thereto, hereinafter referred to as the “Company,” has adopted the Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan, as may be amended from time to time (the “Plan”);

WHEREAS, the Committee (as defined in the Plan) has determined that it would be in the best interests of the Company and its shareholders to grant performance-based Restricted Share Units (“PRSUs”) provided for herein to the Executive (as hereinafter defined) pursuant to the Plan and the terms set forth herein;

WHEREAS, the award of PRSUs is concurrently granted pursuant to the terms and conditions of the SMIP (as hereinafter defined), and is, therefore, intended to qualify as “Qualified Performance-Based Compensation” for purposes of Section 162(m) of the Code.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

THIS PERFORMANCE-BASED RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”), effective as of May 7, 2012, is made by and between the Company and the individual (the “Executive”) who has duly completed, executed and delivered the Award Acceptance Form, a copy of which is set out in Schedule A attached hereto (including Exhibit 1 thereto) and which is deemed to be part hereof (the “Acceptance Form”).

ARTICLE I

DEFINITIONS

Defined terms used in this Agreement shall have the meaning specified below, or to the extent not defined, as specified in the Plan unless the context clearly indicates to the contrary.

Section 1.1 - Adjusted Earnings Per Share

“Adjusted Earnings Per Share” shall mean the adjusted earnings per share as stated by the Company in its annual financial results as issued by the Company with respect to the Performance Period.

Section 1.2 - Adjusted Operating Margin

“Adjusted Operating Margin” shall mean the adjusted operating margin as stated by the Company in its annual financial results as issued by the Company with respect to the Performance Period.

Section 1.3 - Cause

“Cause” shall have the same meaning as the definition stated in the Employment Agreement.

Section 1.4 - Certification Date

“Certification Date” shall mean the date that the Committee certifies in accordance with the requirements of Code Section 162(m), the amount payable under the SMIP based on “Earnings” for the Performance Period (as defined in the SMIP), the attainment level of the Performance Objectives and the number of Shares subject to PRSUs that will become Earned Performance Shares based on the amount payable under the SMIP and attainment level of the additional Performance Objectives.

Section 1.5 - Change of Control

“Change of Control” shall have the same meaning as the definition stated in the Employment Agreement.

Section 1.6 - Disability

“Disability” shall have the same meaning as the definition stated in the Employment Agreement.

Section 1.7 - Earned Performance Shares

“Earned Performance Shares” shall mean Shares subject to the PRSUs in respect of which the applicable Performance Objectives, as set out in Section 3.1 and Exhibit 1 to the Acceptance Form, and other conditions have been achieved in accordance with Section 3.1 and shall become eligible for vesting and payment as set out in Section 3.2.

Section 1.8 - Employment Agreement

“Employment Agreement” shall mean the 2010 Amended and Restated Employment Agreement dated as of January 1, 2010 by and between Willis North America, Inc. and the Executive.

Section 1.9 - Good Reason

“Good Reason” shall have the same meaning as the definition stated in the Employment Agreement.

Section 1.10 - Grant Date

“Grant Date” shall mean the date set forth in the Acceptance Form.

Section 1.11 - Mutual Retirement

“Mutual Retirement” shall have the same meaning as the definition stated in the Employment Agreement.

Section 1.12 - Performance Period

“Performance Period” shall mean January 1, 2012 to December 31, 2012.

Section 1.13 - Performance Objectives

“Performance Objectives” shall mean the performance objectives based on Adjusted Earnings Per Share or Adjusted Operating Margin that are set forth in Section 3.1(a) and Exhibit 1 to the Acceptance Form.

Section 1.14 - Plan

“Plan” shall mean the Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan, as amended from time to time.

Section 1.15 - Pronouns

The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.16 - Performance-Based Restricted Share Unit

“Performance-Based Restricted Share Unit” or “PRSU” shall mean a conditional right to receive Ordinary Shares pursuant to the terms of the Plan and this Agreement, upon the attainment of certain Performance Objectives and other vesting criteria, as set forth in Sections 3.1 and 3.2 of this Agreement.

Section 1.17 - Shares

“Shares” means Ordinary Shares of the Company, Nominal Value of $0.000115 per Share, which may be authorised but unissued.

Section 1.21 - SMIP

“SMIP” means the Willis Group Holdings Senior Management Incentive Plan as amended and restated on December 30, 2009 by Willis Group Holdings Limited and as amended and restated and assumed by Willis Group Holdings Public Limited Company on December 31, 2009.

ARTICLE II

GRANT OF PERFORMANCE-BASED RESTRICTED SHARE UNITS

Section 2.1 - Grant of the Performance-Based Restricted Share Units

Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement including any country-specific provisions set forth in Schedule B to this Agreement and the additional terms and conditions set forth in the SMIP, the Company hereby grants PRSUs to the Executive, over a target number of Shares as stated in the Acceptance Form (including Exhibit 1 thereto).

Section 2.2 - PRSU Payment

In accordance with Section 7(d)(ii) of the Plan, the Shares to be issued upon settlement of the PRSUs must be fully paid up prior to issuance of Shares by payment of the Nominal Value per Share. The Committee shall ensure that payment of the Nominal Value for any Shares underlying the PRSUs is received by it on behalf of the Executive at the time the PRSUs are settled from a non-Irish Subsidiary or other source and shall establish any procedures or protocols necessary to ensure that payment is timely received.

Section 2.3 - Adjustments in PRSUs Pursuant to Change of Control or Similar Event, etc

Pursuant to Sections 12 of the Plan, in the event that the outstanding Shares subject to PRSUs are, from time to time, changed into or exchanged for a different number or kind of Shares or other securities, by reason of a share split, spin-off, share or extraordinary cash dividend, share combination or reclassification, recapitalization or merger, Change of Control, or similar event, the Committee shall, in its absolute discretion, substitute or adjust proportionately the number and kind of Shares subject to the PRSUs. Any such adjustment or determination made by the Committee shall be final and binding upon the Executive, the Company and all other interested persons. An adjustment may have the effect of reducing the price at which Shares may be acquired to less than their nominal value (the “Shortfall”), but only if and to the extent that the Committee shall be authorized to capitalize from the reserves of the Company a sum equal to the Shortfall and to apply that sum in paying up that amount on the Shares.

Section 2.4 - Tax Withholding

The Executive must make full payment to the Company or any Subsidiary by which the Executive is employed (the “Employer”) of all income tax, fringe benefits tax, payroll tax, payment on account, and social insurance contribution amounts (“Tax”), which under federal, state, local or foreign law, it is required to withhold upon vesting, settlement or other tax event of the PRSUs. In a case where any Employer is obliged to (or would suffer a disadvantage if it were not to) account for any Tax (in any jurisdiction) for which the Executive is liable by virtue of the Executive’s participation in the Plan and/or any social insurance contributions recoverable from and legally applicable to the Executive (the “Tax-Related Items”), the Executive will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Executive may elect to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding from the Executive’s wages or other cash compensation paid to the Executive by the Company and/or the Employer; or

(ii) withholding from proceeds of the sale of Shares acquired upon vesting of the PRSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Executive’s behalf pursuant to this authorization without further consent); or

(iii) withholding in Shares to be issued at vesting of the PRSUs, unless the Committee exercises its discretion prior to the Tax-Related Items withholding event to make this method of withholding unavailable.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Executive will receive a refund of any over- withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax- Related Items is satisfied by withholding in Shares, for tax purposes, the Executive is deemed to have been issued the full number of Shares subject to the vested PRSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, the Executive agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Executive’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Executive fails to comply with his obligations in connection with the Tax-Related Items.

Notwithstanding anything in this Section 2.4 to the contrary, to avoid a prohibited acceleration under Code Section 409A, if Shares underlying the PRSUs will be withheld (or sold on the Executive’s behalf) to satisfy any Tax Related Items arising prior to the date of settlement of the PRSUs for any portion of the PRSUs that is considered nonqualified deferred compensation subject to Code Section 409A, then the number of Shares withheld (or sold on the Executive’s behalf) shall not exceed the number of Shares that equals the liability for Tax-Related Items.

Section 2.5 - Clawback Policy

The Company may cancel all or part of the PRSUs or require payment by the Executive to the Company of all or part of any amount or Shares acquired by the Executive upon vesting and settlement of the PRSUs pursuant to the Company’s Clawback Policy dated December 2009, as amended from time to time, except to the extent prohibited under applicable law.

ARTICLE III

PERFORMANCE AND TIME-BASED VESTING REQUIREMENTS

Section 3.1 - Earned Performance Shares

(a) Subject to Sections 3.1(b), (c), and (d) below and subject to the aggregate amount payable limitations under the SMIP, the Shares subject to the PRSUs shall become Earned Performance Shares as of the Certification Date and shall become eligible to vest and become payable in accordance with the provisions of Section 3.2 if and to the extent that the Performance Objectives set out in Target 1 (applicable to 50% of Target Number of Shares) and Target 2 (applicable to 50% of Target Number of Shares) of Exhibit 1 to the Acceptance Form are attained and subject to the Executive being in the employment of the Company or any Subsidiary at each respective vesting date as set forth in Section 3.2 below.

(b) The Performance Objectives may be adjusted in accordance with the terms of the Plan to the extent such adjustments would not prevent the PRSUs from qualifying as Qualified Performance-Based Compensation under Section 162(m) of the Code.

(c) As of the Certification Date, the Committee shall certify the amount payable under the SMIP, determine the attainment level of applicable Performance Objectives, and based on such certification and determination, shall declare the number of Shares subject to the PRSUs that shall become Earned Performance Shares. Anything to the contrary in this Section 3.1 and Exhibit 1 to the Acceptance Form notwithstanding, the Committee retains sole discretion to determine the number of Shares subject to the PRSUs that will become Earned Performance Shares, subject to any requirements under Code Section 162(m).

(d) Shares subject to the PRSUs that are not declared by the Committee on the Certification Date to be Earned Performance Shares shall be forfeited immediately.

(e) If there is a Change of Control prior to the end of the Performance Period, the Performance Objectives will be deemed to be attained at the maximum level as to all of the unearned Shares underlying the PRSUs and deem them to be Earned Performance Shares; provided, however, (i) that no PRSU shall become an Earned Performance Share prior to the Certification Date or to the extent such exercise of discretion would result in a payment exceeding the amount payable under SMIP, and (ii) that the time-based vesting requirements set forth in Section 3.2 shall continue to apply. Notwithstanding the foregoing, the Committee shall retain all discretion to waive the vesting requirements set forth in Section 3.2 in connection with a Change of Control so as to vest the Shares at an earlier date than that specified in Section 3.2.

Section 3.2 - Vesting/Settlement

(a) Subject to the Executive’s continued employment with the Willis Group through the applicable vesting date set forth below and Section 3.2(b), the Earned Performance Shares shall vest as follows and become payable in accordance with Section 3.2(e) below:

Date Earned Performance Shares Become Vested	Percentage of Earned Performance Shares
Date of 2013 Annual General Meeting of Shareholders	100%

(b) In the event of a termination of the Executive’s employment with the Willis Group by an employer in the Willis Group without Cause, by the Executive for Good Reason, or due to death, Disability or Mutual Retirement, any employment or service requirements shall be waived but the performance criteria set forth in Section 3.1(a) and Exhibit 1 to the Acceptance Form, if any, shall remain and the PRSUs shall become fully vested with respect to all Earned Performance Shares on the termination date or, if later, on the applicable Certification Date (or as otherwise provided in Section 3.1(e)).

(c) In the event of a termination of the Executive’s employment with the Willis Group by an employer in the Willis Group for Cause or by the Executive without Good Reason, any unvested Earned Performance Shares will be immediately forfeited by the Executive.

(d) The Executive agrees to execute the Acceptance Form and deliver it to the Company within 45 days of the receipt of the Agreement.

(e) Earned Performance Shares that become vested in accordance with this Section 3.2 shall be delivered on the later of (i) March 1, 2013 or (ii) the date the Executive incurs a “separation from service” as defined in the Employment Agreement, subject to any delay in payment required as set forth in Section 7(k) of the Employment Agreement.

Section 3.3 - Conditions to Issuance of Shares

The Earned Performance Shares to be delivered, as set out in 3.2(e) above, may be previously authorized but unissued Shares. Such Shares shall be fully paid. The Company shall not be required to deliver any certificates representing such Shares (or their electronic equivalent) allotted and issued upon the applicable date of the settlement of the PRSUs prior to fulfillment of all of the following conditions, and in any event, subject to Section 409A of the Code:

(a) The obtaining of approval or other clearance from any state, federal, local or foreign governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(b) The Executive has paid or made arrangements to pay the Tax-Related items pursuant to Section 2.4; and

(c) Without limiting the generality of the foregoing, the Committee may in the case of U.S. resident employees of the Company or any of its Subsidiaries require an opinion of counsel reasonably acceptable to it to the effect that any subsequent transfer of Shares acquired on the vesting of PRSUs does not violate the Exchange Act and may issue stop-transfer orders in the U.S. covering such Shares.

Section 3.4 - Rights as Shareholder

The Executive shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares that may be received upon the settlement of the PRSUs unless and until certificates representing such Shares or their electronic equivalent shall have been issued by the Company to the Executive.

Section 3.5 - Limitation on Obligations

The Company’s obligation with respect to the PRSUs granted hereunder is limited solely to the delivery to the Executive of Shares within the period when such Shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation. The PRSUs shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement. In addition, the Company shall not be liable to the Executive for damages relating to any delays in issuing the Share certificates or its electronic equivalent to the Executive (or his designated entities), any loss of the certificates, or any mistakes or errors in the issuance of the certificates (or the electronic equivalent) to the Executive (or his designated entities) or in the certificates themselves.

ARTICLE IV

DATA PRIVACY NOTICE AND CONSENT

Section 4 - Data Privacy

(a) The Executive hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Executive’s personal data as described in this Agreement and any other PRSU materials (“Data”) by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Executive’s participation in the Plan.

(b) The Executive understands that the Company and the Employer may hold certain personal information about the Executive, including, but not limited to, the Executive’s name, home address, telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all PRSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Executive’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

(c) The Executive understands that Data will be transferred to Morgan Stanley Smith Barney or to any other third party assisting in the implementation, administration and management of the Plan. The Executive understands that the recipients of the Data may be located in the Executive’s country or elsewhere, and that the recipients’ country (e.g., Ireland) may have different data privacy laws and protections from the Executive’s country. The Executive understands that he may request a list with the names and addresses of any potential recipients of the Data by contacting his local human resources representative. The Executive authorizes the Company, Morgan Stanley Smith Barney and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his participation in the Plan. The Executive understands that Data will be held only as long as is necessary to implement, administer and manage the Executive’s participation in the Plan. The

Executive understands that he may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his local human resources representative. Further, the Executive understands that he is providing the consents herein on a purely voluntary basis. If the Executive does not consent, or if the Executive later seeks to revoke his consent, the Executive’s employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Executive’s consent is that the Company may not be able to grant the Executive PRSUs or other equity awards or administer or maintain such awards. Therefore, the Executive understands that refusing or withdrawing his consent may affect his ability to participate in the Plan. For more information on the consequences of his refusal to consent or withdrawal of consent, the Executive understands that he may contact his local human resources representative.

ARTICLE V

MISCELLANEOUS

Section 5.1 - PRSUs Not Transferable

Neither the PRSUs nor any interest or right therein or part thereof shall be subject to the debts, contracts or engagements of the Executive or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.1 shall not prevent transfers made solely for estate planning purposes or under a will or by the applicable laws of inheritance.

Section 5.2 - Binding Effect

The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

Section 5.3 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at the following address:

Willis Group Holdings Public Limited Company

c/o Willis North America, Inc.

One World Financial Center

New York, NY 10281

Attention: General Counsel

and any notice to be given to the Executive shall be at the address set forth in the PRSUs Acceptance Form, with copy to Proskauer Rose, LLP.

By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to him. Any notice that is required to be given to the Executive shall, if the Executive is then deceased, be given to the Executive’s personal representatives if such representatives have previously informed the Company of their status and address by written notice under this Section 5.3. Any notice shall have been deemed duly given when sent by facsimile or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or by a recognized courier service.

Section 5.4 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.5 - Applicability of Plan and the Employment Agreement

The PRSUs and the Shares underlying the PRSUs shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the PRSUs and the underlying Shares. In the event of any conflict between this Agreement, the Plan and the Employment Agreement, the terms of the Plan shall control. Notwithstanding the foregoing, the definitions of Cause, Change of Control, Good Reason, Disability and Mutual Retirement shall be as set out in the Employment Agreement.

Section 5.6 - Amendment

This Agreement may be amended only by a document executed by the parties hereto, which specifically states that it is amending this Agreement.

Section 5.7 - Governing Law

This Agreement shall be governed by, and construed in accordance with the laws of Ireland without regard to its conflict of law principles.

Section 5.8 - Jurisdiction

The courts of the state of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this Agreement and, for such purposes, the parties hereto irrevocably submit to the jurisdiction of such courts.

Section 5.9 - Electronic Delivery and Acceptance

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Executive hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Section 5.10 - Severability

The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Section 5.11 - Schedule B

The PRSUs shall be subject to any special provisions, if any, set forth in Schedule B for the Executive’s country of residence. If the Executive relocates to one of the countries included in Schedule B during prior to the vesting of the PRSUs, the special provisions for such country shall apply to the Executive, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Schedule B constitutes part of this Agreement.

Section 5.12 - Imposition of Other Requirements

The Company reserves the right to impose other requirements on the PRSUs and the Shares acquired upon vesting of the PRSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Executive to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Section 5.13 - Waiver

The Executive acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Executive or any other Participant.

Section 5.14 - Counterparts.

This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

Section 5.15 - Code Section 409A.

It is intended that the terms of the PRSUs will comply with the provisions of Section 409A of the Code and the Treasury Regulations relating thereto so as not to subject the Executive to the payment of additional taxes and interest under Section 409A of the Code, and this Agreement will be interpreted, operated and administered in a manner that is consistent with this intent. In furtherance of this intent, the Committee may, at any time with the Executive’s consent, modify the terms of the PRSUs to the minimum extent reasonably appropriate to conform with Section 409A of the Code and the related U.S. Department of Treasury guidance.

IN WITNESS WHEREOF, the Company and the Executive have each executed this Agreement.

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

By:
Name:	Adam Rosman
Title:	Group General Counsel

SCHEDULE A

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2012 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT- ACCEPTANCE FORM

Name	Joseph J. Plumeri

Target Number of PRSUs Granted	165,198

Grant Date	May 7, 2012

I accept the grant of Restricted Share Units under the Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan, as amended from time to time, and I agree to be bound by the terms and conditions of the Performance-Based Restricted Share Unit Award Agreement dated May 7, 2012.

Signature:

Address:

Once completed, please return one copy of this form to:

Willis Group Holdings Public Limited Company

c/o Willis North America, Inc.

One World Financial Center

New York, NY 10281

Attention: General Counsel

EXHIBIT 1

ACCEPTANCE FORM TO PERFORMANCE BASED RESTRICTED SHARE UNIT AWARD

AGREEMENT

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2012 EQUITY INCENTIVE PLAN

Performance Period: January 1, 2012 – December 31, 2012

Earned Date: Publication of Company’s Annual Financial Results

Target 1: Adjusted Operating Margin (“OM”) Target [    ]%

Percentage of PRSU Shares Subject to Target 1: 50%

Performance Scale:*	Below 90%	90 - 95%	95 - 100%	100% or above
	(OM of below [ ]%)	(OM of [ ]% - [ ]%)	(OM of [ ]% - [ ]%)

Percentage of Earned Performance Shares:	0%	80 - 90%	90 - 100%	100%

Target 2: Adjusted Earnings Per Share (“EPS”) Target $[    ]

Percentage of PRSU Shares Subject to Target 2: 50%

Performance Scale:*	Below 90%	90 - 95%	95 -100%	100% or above
	(EPS of below $[ ])	(EPS of $[ ] - $[ ])	(EPS of $[ ] - $[ ])

Percentage of Earned Performance Shares:	0%	80 - 90%	90 -100%	100%

*	Attainment level between Performance Objectives is subject to interpolation.

SCHEDULE B

COUNTRY-SPECIFIC APPENDIX TO

PERFORMANCE-BASED RESTRICTED SHARE UNITS AWARD AGREEMENT

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2012 EQUITY INCENTIVE PLAN

Terms and Conditions

This Schedule B includes additional terms and conditions that govern the PRSUs granted to the Executive under the Willis Group Holdings 2012 Equity Incentive Plan, as amended from time to time (the “Plan”) if the Executive resides in one of the countries listed below. This Schedule B forms part of the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement or the Plan.

Notifications

This Schedule B also includes information based on the securities, exchange control and other laws in effect in the Executive’s country as of May 2012. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Executive not rely on the information noted herein as the only source of information relating to the consequences of the Executive’s participation in the Plan because the information may be out of date at the time the PRSUs vest under the Plan.

In addition, the information is general in nature. The Company is not providing the Executive with any tax advice with respect to the PRSUs. The information is provided below may not apply to the Executive’s particular situation, and the Company is not in a position to assure the Executive of any particular result. Accordingly, the Executive is strongly advised to seek appropriate professional advice as to how the tax or other laws in the Executive’s country apply to the Executive’s situation.

If the Executive is a citizen or resident of a country other than the one the Executive is working in or transfers employment after the Grant Date the information contained in this Schedule B may not be applicable the Executive.

UNITED STATES OF AMERICA

Notifications

Exchange Control Information. Under the Foreign Account Tax Compliance Act (“FATCA”), United States persons who hold Shares or rights to acquire Shares (i.e., PRSUs) may be required to report certain information related to their holdings in Shares to the extent the aggregate value of the Shares exceeds certain thresholds (depending on the Executive’s filing status) with the Executive’s annual tax return. The Executive is advised to consult with his or her personal tax or legal advisor regarding any FATCA reporting requirements with respect to the PRSUs or any Shares acquired under the Plan.

In addition, United States persons who have signature or other authority over, or a financial interest in, bank, securities or other financial accounts outside of the United States (including a non-U.S. brokerage account holding the Shares or proceeds from the sale of Shares) must file a Foreign Bank and Financial Accounts Report (“FBAR”) with the United States Internal Revenue Service each calendar year in which the aggregate value of the accounts exceeds $10,000. The FBAR must be on file by June 30 of each calendar year for accounts held in the previous year which exceed the aggregate value.